CONTACT: John Zettler
Senior Vice President and Chief Financial Officer
(715) 836-9994 x109
DATE: November 4, 2008

CITIZENS COMMUNITY BANCORP OPENS IN-STORE BRANCH IN WINONA,
MINN., WAL-MART SUPERCENTER

EAU CLAIRE, Wis.--November 4-- Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, today opened its new branch inside the Wal-Mart Supercenter in Winona, Minn. This full-service location is at 955 Frontenac Drive in Winona.

Said Tim Cruciani, executive vice president of Citizens Community Bancorp, Inc., "We are very excited about opening our new branch in the Winona Wal-Mart Supercenter--which provides customers a convenient, one-stop banking and shopping location. Winona marks the Company's last of eleven planned branch openings in 2008 inside Wal-Mart Supercenters across Minnesota and Wisconsin. Additionally, we recently announced plans to open six new in-store branches in 2009."

According to Cruciani, the six new Wal-Mart branch locations will be in Menomonie, Neenah, Plover, Shawano and Wisconsin Rapids, Wis., and Oak Park Heights, Minn.

About Citizens Community Bancorp, Inc.

Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 20 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at www.citizenscommunityfederal.net.

Except for historical information contained herein, the matters contained in this news release and other information in the Company's SEC filings, may express "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

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